                                                                  Exhibit 4.6


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

     THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT IN FAVOR OF IBM CREDIT CORPORATION, WHICH SUBORDINATION AND INTERCREDITOR AGREEMENT CONTAINS CERTAIN SUBORDINATION PROVISIONS AND IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS NOTE, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST HEREOF SHALL BECOME DUE OR BE PAID EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT.


                        WESTERN MICRO TECHNOLOGY, INC.,
                                    Issuer

  13.5% SECOND PRIORITY SENIOR SECURED NOTES DUE SEPTEMBER 30, 2000

                                                        No. 1 September 30, 1997
$7,850,000

     FOR VALUE RECEIVED, the undersigned, WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation (the "ISSUER") hereby promises to pay to ROBERT FLEMING INC., a Delaware corporation, or registered assigns, the principal sum of SEVEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($7,850,000) on September 30, 2000, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 1.125% per month from the date hereof, payable monthly, on the 1st day of each month, commencing with November 1, 1997, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest (as defined in the Agreement (as defined below)), payable monthly as aforesaid (or, at the option of the registered Holder (as defined in the Agreement) hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Agreement).

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

     Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by the method and to the address or account specified with respect to the holder hereof pursuant to Section 2.05 of the Agreement.

     This Note is one of a duly authorized issue of Notes of the Issuer designated as its 13.5% Second Priority Senior Secured Notes Due September 30, 2000 (herein called the "Notes"), limited in aggregate principal amount to $15,700,000 issued and to be issued under a Note Purchase Agreement dated as of September 30, 1997 among Issuer, Robert Fleming Inc. and Canpartners Investments IV, LLC as Purchasers, Canpartners Investments IV, LLC, as Agent for the Purchasers, and WMT Acquisition Corp., Savoir Technology Group, Inc., Star Management Services, Inc., Inet Systems, Inc., Star Data International, Sirius Investments, Inc., and Star Data Systems, Inc. (herein called the "Agreement"), to which Agreement and all Agreements supplemental thereto reference is hereby made for a statement of the respective rights, thereunder of the Issuer, the holders of Senior Debt and the Holders of the Notes. Pursuant to the Agreement, the Holders of Notes are also entitled to the benefits of a Security and Pledge Agreement, dated September 30, 1997 between the Issuer and the Agent thereunder. The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and holders are referred to the Agreement for a statement of such terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     The Issuer hereby acknowledges and makes this Note a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for this Note (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar for this Note, the Issuer shall reasonably designate a successor Registrar. If the Holder is a foreign person, by its acceptance of this Note, the Holder hereby agrees to provide the Issuer with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in this Note. Notwithstanding any contrary provision contained in this Note or any of the other Note Documents (as defined in the Agreement), neither this Note nor any interests herein may be sold, transferred, hypothecated, participated or assigned to any Person (as defined in the Agreement) except upon satisfaction of the conditions specified in this paragraph. The Holder, by its acceptance of this Note, agrees to be bound by the provisions of this paragraph and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by the Holder of this Note or any interest herein in violation of this paragraph. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of this Note. No sale, transfer, hypothecation, participation or assignment of this Note or any interest herein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of this Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of this Note (or the applicable interest herein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of this Note on the books maintained for such purpose at the cost and expense of the assignee.

     This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in that certain Agreement, but not otherwise.

     If an Event of Default, as defined in the Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Agreement.

     Issuer, for itself and its successors and assigns, hereby: (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of its remedies, (ii) agrees that Holder shall not be required first to institute suit or exhaust its remedies hereon against Issuer or others liable or to become liable hereon or to enforce its rights against them and (iii) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Issuer. This Note, and the terms, conditions and provisions hereof, may not be changed, modified, amended or terminated except as provided in the Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State ("Governing Law").

     Notwithstanding anything to the contrary contained elsewhere in this Note or in any other Note Document, the Issuer and the Holder of this Note hereby agree that all agreements among them under this Note and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate (as defined below). If due to any circumstance whatsoever, fulfillment of any provision of this Note or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations (as defined in the Agreement) and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to the Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holder, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. For purposes of this paragraph, "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations evidenced by this Note, under the laws of the State of California (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Note and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of California (or such other jurisdiction's law), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Note and any other Note Documents and any available exemptions, exceptions and exclusions. The terms and provisions of this paragraph shall control every other provision of this Note and all agreements between the Issuer and the Holder.

     IN WITNESS WHEREOF, the Issuer has executed this Note on the date first written above.

                                   WESTERN MICRO TECHNOLOGY, INC.,
                                   a Delaware corporation


                                   By:       /s/ James W. Dorst
                                      ------------------------------
                                             James W. Dorst
                                           Chief Financial Officer

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